John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350

STERLING BANCORP LAUNCHES MORTGAGE WAREHOUSE LENDING BUSINESS

New Operation Reflects Strategies to Deploy Capital to

Build and Grow Complementary Businesses

New York, NY, April 21, 2010 — Sterling Bancorp (NYSE: STL), a financial holding company based in New York City and the parent company of Sterling National Bank, today announced the launch of a new mortgage warehouse lending business to serve the financing needs of the residential mortgage banking industry as the U.S. housing market recovers. Known as Sterling Warehouse Lending Group, the new division will provide funding to highly qualified mortgage banking firms from the time of closing until the mortgages are sold.

“Our new warehouse lending operation is an excellent example of our strategies to deploy the capital from our recent common stock offering to grow our core business,” noted Sterling Bancorp’s Chairman and Chief Executive Officer, Louis J. Cappelli. “Warehouse lending is a natural extension of our business, drawing upon Sterling’s demonstrated strengths in both asset-based financing and mortgage banking.”

Sterling Warehouse Lending Group will focus on serving established mortgage banking firms and will concentrate primarily on warehouse facilities secured by Fannie Mae, Freddie Mac and FHA residential loans.

The Company is building a team of experienced warehouse lending professionals to work with its existing personnel in maximizing the opportunities for this business. In this regard, Gary Timmerman has joined the Bank as Senior Vice President and Managing Director of Sterling Warehouse Lending Group. Mr. Timmerman has more than 20 years of executive experience in bank warehouse lending.

“Warehouse lending has historically been a successful product for a number of banks. As the housing market has now begun to show signs of stabilizing, we see an opportunity to apply Sterling’s capital, experience and market knowledge to fill this financing need and generate solid returns on our investment in the warehouse business. In keeping with our traditional disciplined and prudent approach, our focus will be on financing only the most qualified, experienced and successful mortgage banking firms,” Mr. Cappelli added.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a New York City-based financial corporation with assets exceeding $2 billion. Since 1929, Sterling National Bank, the company’s principal banking subsidiary, has successfully served the needs of businesses, professionals and individuals in the NY metropolitan area and beyond. Sterling is well-known for its high-touch, hands-on approach to customer service and a special focus on serving the business community.

Sterling offers clients a full range of depository and cash management services plus a broad portfolio of financing solutions – including working capital lines, accounts receivable and inventory financing, factoring, international trade financing, payroll funding and processing, equipment leasing and financing, commercial and residential mortgages and trust and custodial account services.

Certain statements in this press release, including but not limited to, statements as to future events, future liquidity, future interest rate risk and operating expenses, statements concerning future results of operations, financial position or dividends, and plans and objectives for future operations, future capital, future liquidity and future growth, statements concerning the economic environment and credit quality, and the Company’s position for future growth and ability to benefit from an economic recovery, and other statements contained herein regarding matters that are not historical facts, are "forward-looking statements" as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements, and the Company makes no commitment to update or revise forward-looking statements to reflect new information or subsequent events or changes in expectations. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements and Factors that Could Affect Future Results” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

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